Exhibit 10.15
CREDO TECHNOLOGY GROUP HOLDING LTD.
2021 LONG-TERM INCENTIVE PLAN
NOTICE OF RSU AWARD
Except as otherwise indicated, any capitalized term used but not defined in this Notice of RSU Award (this “Notice”) shall have the meaning ascribed to such term in the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”).
You (the “Participant”) have been granted an Award of RSUs (the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement (this Notice and the attached RSU Agreement, including any country-specific appendix attached thereto, collectively, the “Award Agreement”).

Name:	[●]

Number of RSUs:	[●]

Date of Grant:	[●]

Vesting Schedule:	Subject to Section 2 of the RSU Agreement, the Award will vest in accordance with the following schedule: [●]
The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

CREDO TECHNOLOGY GROUP HOLDING LTD.
By:
Name:
Title:
The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan.
PARTICIPANT

By:
[●]

CREDO TECHNOLOGY GROUP HOLDING LTD.
2021 LONG-TERM INCENTIVE PLAN
RSU AGREEMENT
The Participant named in the attached Notice of RSU Award (the “Notice”) has been granted an Award of RSUs (the “Award”) pursuant to the Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this RSU Agreement (this “Agreement”), dated as of [●], 202[●], between the Participant and Credo Technology Group Holding Ltd. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.    Issuance of Ordinary Shares. Each RSU shall represent the right to receive one Ordinary Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.    Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in the Notice.
3.    Termination of Service.
(a)    Other Than Due to Death. In the event of the Participant’s Termination of Service for any reason other than due to death, any RSUs that are not vested as of the date of such Termination of Service will be forfeited.
(b)    Due to Death. In the event of the Participant’s Termination of Service due to death, any RSUs that are not vested as of the date of such Termination of Service will vest in full.
4.    Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(c) of the Plan.
5.    Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Ordinary Shares underlying the RSUs.
6.    Dividend Equivalents. If a cash dividend is declared on Ordinary Shares during the period commencing on the Date of Grant set forth in the Notice and ending on the date on which the Ordinary Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Ordinary Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
7.    Distribution of Ordinary Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Ordinary Share for each such RSU. Upon the delivery of Ordinary Shares, such Ordinary Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Ordinary Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Ordinary Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
9.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
10.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Credo Technology Holdings Ltd.
1600 Technology Drive
San Jose, California 95110
Attention: [●]
Email: [●]
If to the Participant, to the address of the Participant on file with the Company.

11.    No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to continue to provide services to, the Company or any Affiliate.
12.    No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
13.    Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
14.    Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
15.    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
16.    Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
17.    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
18.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
19.    Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
20.    Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of California, without application of the conflicts of law principles thereof.
21.    Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Ordinary Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
22.    References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.